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                          CERTIFICATE OF INCORPORATION
                                       OF
                              NDC OF CANADA, INC.



                                    ARTICLE 1
                                      NAME

         The name of the corporation is NDC of Canada, Inc. (the "Corporation").

                                    ARTICLE 2
                          REGISTERED OFFICE AND AGENT

         The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE 3
                               PURPOSE AND POWERS

         The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Laws"). The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware General Corporation Law.

                                    ARTICLE 4
                                  CAPITAL STOCK


         4.1 Authorized Shares

         The total number of shares of all classes of stock that the Corporation sha11 have the authority to issue is one thousand (1,000), all of which shall be Common Stock, par value $0.01 per share ("Common Stock").

         4.2 Common Stock

                  4.2.1 Relative Rights

                  Each share of Common Stock shall have the same relative rights as and be identical in all respects to all other shares of Common Stock.



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                  4.2.2 Dividends

                  Dividends may be paid on Common Stock out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

                  4.2.3 Dissolution, Liquidation or Winding Up

                  In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation.

                  4.2.4 Voting Rights

                  The holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote (including, without limitation, the election of one or more directors), and each such holder shall be entitled to one vote for each share of Common Stock held by such holder.

                                    ARTICLE 5
                                  INCORPORATOR

                  The name and mailing address of the incorporator (the "Incorporator") are Sam K. Kaywood, Jr., Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

                                    ARTICLE 6
                               BOARD OF DIRECTORS

         6.1 Initial Directors; Number; Election

         The following person, having the following mailing address, shall serve as the initial director of the Corporation until the first annual meeting of the stockholders of the Corporation or until his successor is elected and qualified or until his earlier death, resignation or removal:

                  Name                             Mailing Address
                  ----                             ---------------

                  Walter M. Hoff                   c/o NDCHealth Corporation
                                                   NDC Plaza
                                                   Atlanta, Georgia 30329


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         The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

         6.2 Management of Business and Affairs of the Corporation

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         6.3 Limitation of Liability

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article 6.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of the facts or incidents occurring prior to, the effective date of such repeal or modification. For purposes of this Article 6.3, "fiduciary duty as a director" also shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, limited liability company, joint venture or other enterprise, and "liable to the Corporation or its stockholders" also shall include any liability to such other corporation, partnership, limited liability company, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, member, beneficiary, creditor or investor of or in any such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.

                                    ARTICLE 7
                               AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board or Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.



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                                    ARTICLE 8
                  RESERVATION OF RIGHT TO AMEND CERTIFICATE OF
                                  INCORPORATION

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.

                                    ARTICLE 9
                                  SEVERABILITY

         In the event that any provision of this Certificate of Incorporation (including any provision within a single Article, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted bylaw.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware
General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 12th day of June, 2002.




                                              /s/ Sam K. Kaywood, Jr.
                                              ----------------------------------
                                              Sam K. Kaywood, Jr., Incorporator

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